Exhibit 10.4

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”), effective as of January 1, 2011 by and between LAPOLLA INDUSTRIES, INC., a Delaware corporation (the “Company”) and CHARLES A. ZAJACZKOWSKI (the “Executive”).

WHEREAS, the parties have previously entered into an Executive Employment Agreement effective May 10, 2010 (the “Existing Agreement”);

WHEREAS, the parties desire to amend the Existing Agreement and enter into this Amendment to eliminate the automatic right by Executive to receive a quarterly portion of the projected annual bonus that would be payable to Executive for a given fiscal year provided the Company achieved its budgeted earnings for such year, as long as Company is on target to achieve its budgeted earnings for such year, subject to a claw back of such quarterly payments if the Company does not meet the annual budget; and

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.    EFFECTIVE DATE. Except as otherwise expressly provided to the contrary, this Amendment shall be effective as of January 1, 2011.

2.    SECTION 4.2 OF SECTION 4 OF THE EXISTING AGREEMENT, “COMPENSATION AND RELATED MATTERS”, IS AMENDED TO INCLUDE ONLY THE FOLLOWING LANGUAGE:

“4.2    Annual Bonus. Executive shall be entitled to an annual bonus (“Bonus”), prorated from the Effective Date for the 2010 fiscal year, equal to twenty-five percent (25%) of his Annual Base Salary if Company achieves its “Budgeted” earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Company’s fiscal year. The Company’s Budgeted earnings for each fiscal year shall be established by the Company, and approved by the Board of Directors or its designee, in its discretion. The Bonus shall be increased to: (a) thirty percent (30%) of Executive’s Annual Base Salary if Company achieves 110% of its budgeted EBITDA; and (b) thirty-five percent (35%) of Executive’s Annual Base Salary if Company achieves 120% of its budgeted EBITDA.  If the Company achieves greater than 120% of its budgeted EBITDA, the Chief Executive Officer, in his discretion, may pay Executive a Bonus greater than thirty-five percent of his Annual Base Salary, subject to review and approval by the Compensation Committee, in its discretion.”

3.    ENTIRE AGREEMENT.  This Amendment, together with the Existing Agreement constitute the entire agreement between the parties hereto with respect to the terms of the Executive’s employment with the Company and together supersede all other prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to such subject matter, and the terms and conditions of the Executive’s employment with the Company shall be governed solely pursuant to the terms of this Amendment and the Existing Agreement.  In the event of any conflict between the terms of this Amendment and the Existing Agreement, the terms of this Amendment shall govern.  Except as superseded by the terms of this Amendment, the terms of the Existing Agreement shall remain in full force and effect as existing prior to the signing of this Amendment.

4.    COUNTERPARTS.  This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.    CONSULTATION AND REVIEW BY INDEPENDENT COUNSEL. Executive represents to Company that he has consulted with and been advised by independent counsel of his own choosing in connection with the negotiation of the form and substance of this Amendment prior to its execution.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative and the Executive has executed this Amendment as of the day and year below.

LAPOLLA INDUSTRIES, INC.			EXECUTIVE

By:	/s/ Douglas J. Kramer, CEO	7/6/11	By:	/s/ Charles A. Zajaczkowski	7/6/11
Name:	Douglas J. Kramer	Date	Name:	Charles A. Zajaczkowski	Date
Title:	CEO and President